Exhibit 10.37

FEDERAL HOME LOAN BANK OF TOPEKA
Advance, Pledge and Security Agreement
(Blanket Pledge)

Effective Date:	May 4, 2000

Institution:	Gold Bank

Address:	11301 Nall Ave.

Leawood, KS 66211

This Advance, Pledge and Security Agreement (Agreement) is made as of the effective date set forth above by and between the Federal Home Loan Bank of Topeka (Bank) and the above-described institution (Institution).

CONTENTS
	DEFINITIONS
1.1	Defined Terms	4.6	Sale of Collateral
	ADVANCES		MISCELLANEOUS
2.1	Advance Procedures; Demand Deposit Account	5.1	General Representations and Warranties
2.2	Estoppel	5.2	FIRREA Covenant
2.3	Interest	5.3	Good Faith: Liability of Bank
2.4	Funding Commitments; Ineligibility	5.4	Assignment of Indebtedness
	SECURITY AGREEMENT	5.5	Discretion to Deny Advances
3.1	Blanket Pledge; Required Collateral	5.6	Access to Bank Records
3.2	Listed Collateral; Perfection	5.7	Amendment; Waivers
3.3	Listed Collateral; Representations and Warranties	5.8	Jurisdiction; Legal Fees
3.4	Listed Collateral; Deletion or Redelivery	5.9	Applicable Law: Severability
3.5	Reports, Audits and Access	5.10	Successors and Assigns
3.6	Bank’s Responsibility as to Collateral	5.11	Notices
3.7	Application of Payments	5.12	Entire Agreement
	DEFAULT; REMEDIES; POWER OF ATTORNEY	5.13	Counterparts
4.1	Events of Default; Acceleration	5.14	OTL Status: Ineligibility for Advances
4.2	Remedies	5.15	OTL Status; Repayment
4.3	Power of Attorney
4.4	Payment of Prepayment Charges
4.5	Default Rate

The Bank and the Institution agree as follows:

DEFINITIONS
1.1	Defined Terms
	a.	“Act” means the Federal Home Loan Bank Act, as amended, 12 U.S.C. 1421, et seq.
b.
“Advance” or “Advances” means any and all loans or other extensions of credit, including without limitation Swap Transactions, letters of credit, guarantees or other arrangements intended to facilitate transactions between the Institution and third parties (but excluding any obligations that the Bank may now or hereafter have to honor such as items or transfer orders under a depository or similar agreement between the Institution and the Bank), and irrespective of whether the Bank’s obligation under such agreement is contingent upon the occurrence or nonoccurrence of any condition, and including all loans or extensions of credit by the Bank to the Institution prior to the date hereof.

c.	“Business Day” means any day that the Federal Reserve Bank of Kansas City is open for business.
d.
“Capital Stock” means all of thc capital stock of the Bank owned by the Institution and all payments that have been or hereafter are made on account of any subscription for such capital stock and all unpaid dividends on such capital stock.

e.
“Collateral” means all property, including the proceeds thereof, previously assigned, transferred or pledged to the Bank by the Institution as collateral for Advances and all property assigned, transferred or pledged to the Bank pursuant to Section 3.1 of the Agreement or otherwise.

f.	“Collateral Policy” means the collateral policy of the Bank as published from time to time.
g.	“Commitment” or “Commitments” means any agreement under which the Bank is obligated to make an Advance to the Institution.
h.
“Confirmation” means a written or machine-readable electronic transmission issued by the Bank from time to time confirming an Advance, including the notation of the Advance on the Institution’s demand deposit

i.	“Credit Policy” means the credit policy of the Bank as published from time to time.
j.
“Eligible Collateral” means Collateral, other than Capital Stock, which: (1) qualifies as security for Advances under the terms and conditions of the Act and the Regulations and satisfies the requirements that may be established by the Bank from time to time; and (2) is owned by the Institution free and clear of any liens, encumbrances or interest other than the interest of the Bank hereunder.

k.
“Indebtedness” means all indebtedness of the Institution to the Bank, whether now outstanding or hereafter incurred, including all Advances and any other sums owed by the Institution to the Bank pursuant to any provision hereof, and all other obligations and liabilities of the Institution to the Bank.

l.	“Lending Value” means the value that the Bank shall from time to rime, in its sole discretion, ascribe to the various types of Collateral.
m.
“Listed Collateral” means all individual items of Collateral which: (1) the institution has specifically identified as Collateral in a written or electronic communication so the Bank (including the description of airy individual item of Collateral in a financing statement or similar document); or (2) the Institution has delivered or caused to be delivered to the Bank, or a bailee or agent acting on the Bank’s behalf.

n.	“Regulations” means the regulations of the Federal Housing Finance Board or its successor, as amended, 12 CFR Chapter IX.
o.	“Required Collateral Amount” means the aggregate dollar amount that the Bank may specify from time so time with respect to each Advance and any other obligation or liability of the Institution to the Bank. The Bank may increase or decrease the Required Collateral Amount at any time.
p.
“Swap Transaction” or “Swap Transactions” means any and all interest rate swaps, interest rate caps, floors or collars, currency exchange transactions or similar transactions entered into between the Bunk mud the Institution.

ADVANCES
2.1
Advance Procedures; Demand Deposit Account. All Advances are subject to and governed by the Credit Policy and the Collateral Policy, both of which are incorporated in and made a part of this Agreement. Periodically, the Institution may apply cc the Bank for Advances in accordance with the procedures established by the Bank. Each Advance shall be evidenced by a Confirmation. Unless otherwise agreed to in writing by the Bank, each Advance shall be made by crediting a demand deposit account of the Institution with the Bunk and payments of interest, principal or other amounts owed the Bank shall be made by debiting such account The Institution shall maintain sufficient available balances in the account to fund all payments due the Bank.

2.2
Estoppel. Failure of the Institution to deliver a written notice so the Bank specifying any disputed term or condition of an Advance within ten (10) Business Days after the Bank mails by first-class mail or transmits electronically a Confirmation to the Institution shall constitute the agreement and acknowledgment by the Institution that the terms and conditions of the Advance as stated in the Confirmation are valid and are those that the Institution requested and by which the Institution agreed to be bound. The Institution shall thereafter be estopped from asserting any claim or defense with respect to the repayment of such Advance and all interest, fees and other charges thereon or in connection therewith.

2.3
Interest. The institution agrees to pay interest on each Advance at the applicable rate per annum provided in die Confirmation pertaining thereto, as specified in the Bank’s Credit Policy for such type of Advance and as otherwise specified therein. Accrued interest on each Advance shall be due and payable at the times specified in the Bank’s Credit Policy, Confirmation or as otherwise specified in writing by the Bank.

2.4
Funding Commitments; Ineligibility. In the event the Institution’s access to Advances is restricted by any applicable law or regulatory directive, the Bank shall not fund outstanding Commitments to the Institution. The Institution shall immediately notify the Bank if it becomes ineligible for Advances under any applicable law or regulatory directive.

SECURITY AGREEMENT
3.1	Blanket Pledge; Required Collateral.
a.
As security for all present and future Indebtedness, the Institution hereby assigns, transfers and pledges to the Bank, and grants to the Bank a security interest in, all property now or hereafter owned by the Institution including without limitation the following types of property: (1) Capital Stock; (2) instruments (including without limitation any note or other instrument evidencing a debt and any mortgage, deed of trust, title or document securing it); (3) investment property (including without limitation mortgage-backed securities, share certificates or other participation interests in any securities trust and mortgage loan participation certificates); (4) chattel paper; (5) choses in action; (6) general intangibles; (7) certificates of deposit; (8) deposit accounts held by the Institution at to Bank and (9) the proceeds of any of the foregoing.

b.
The Institution shall at all times have granted the Bank a security interest in an amount of Eligible Collateral that has a Lending Value at least equal to the Required Collateral Amount applicable to the Institution.

c.
While the may, except as provided below, retain the documents evidencing any Collateral it has pledged to the Back, it is specifically understood and agreed that the holding of such documents is solely for the benefit, and subject to the direction and control, of the Bank.

d.
The Bank grants to the Institution the right to use, commingle and dispose of the Collateral and to collect, compromise and dispose of the proceeds of the Collateral, and any transferee of such Collateral shall take free and clear of any security or other interest granted to the Bank in Section 3.1(a) hereof; subject only to the Institution’s obligation to maintain the Collateral as provided in Section 3.1(b); provided, however, that this Section 3.1(d) shall not apply to Listed Collateral.

3.2	Listed Collateral; Perfection.
a.
Immediately upon the Bank’s request, and from time to time thereafter, the Institution shall provide the Bank an amount of Listed Collateral which is also Eligible Collateral that has a Lending Value at all limes at least equal to the Required Collateral Amount applicable to the Institution. The Institution shall take all actions as the Bunk shall reasonably deem necessary or appropriate to perfect the Bank’s security interest in the Listed Collateral, including but not limited to the making, execution and delivery to the Bank of such assignments, listings, powers, financing statements or other instruments and documents as the Bank may require. The Institution shall not assign, pledge, transfer, create any security interest in, sell or otherwise dispose of any Listed Collateral without the prior written consent of the Bank.

b.
The Institution agrees to pay to the Bank upon demand such fees and charges as may be assessed by to Bank to cover overhead and other costs relating to the perfection of the Bank’s security latest in the Listed Collateral (including without limitation the receipt, holding and redelivery of Collateral and to reimburse the Bank upon request for recording fees) and other reasonable expenses, disbursements and advances incurred or made by the Bank in connection therewith (including the reasonable compensation and the expenses and disbursements of any bailee that may be appointed by the Bank hereunder, and the agents and legal counsel of the Bank and of such bailee).

c.
In the event any Listed Collateral that was Eligible Collateral ceases to be Eligible Collateral, the Institution will promptly notify the Bank in writing of the reason such Listed Collateral has ceased to be Eligible Collateral and request the deletion or redelivery of such Listed Collateral pursuant to Section 3.4.

d.
The form and sufficiency of all documents pertaining to the Listed Collateral shall be satisfactory to the Bank. Any Listed Collateral that is not satisfactory to the Bank may be rejected by the Bank or may have a value ascribed thereto that shall be less than the value normally ascribed thereto under the Bank’s Collateral Policy, or as the Bank may otherwise specify.
e.
The Bank may take such steps as is reasonably deems necessary to protect its security position with respect to outstanding Advances, including requiring the pledging and/or perfection of additional collateral whether or nor such additional collateral is Eligible Collateral.

3.3	Listed Collateral; Representations and Warranties. The Institution represents and warrants to the Bank, as of the date hereof and as of each date on which there shall be an outstanding Advance or Commitment, as follows:
a.
The Institution owns and has title to the Listed Collateral and has the right and authority to grant a security interest to the Bank in the Listed Collateral and to subject all of the Listed Collateral to this Agreement.

b.
All the Listed Collateral that the Institution represents to be Eligible Collateral meets the standards and requirements with respect thereto from time to time established by the Beak, the Act and the Regulations.

c.
The Institution has not conveyed or otherwise created, and there does not otherwise exist, any participation interest or other direct, indirect, legal or beneficial interest in any Listed Collateral in favor of anyone or any entity other than the Bank and the Institution except as specifically communicated in writing to the Bank.

3.4	Listed Collateral; Deletion or Redelivery. Upon receipt by the Bank of a written request form the Institution asking for the deletion or redelivery of any Listed Collateral, the Bank shall promptly redeliver to the Institution, at the Institution’s expense, or acknowledge the deletion of, the Listed Collateral specified in said written request. Notwithstanding anything to the contrary herein, while an Event of Default hereunder shall have occurred and be continuing, or at any time that the Bank’s records indicate that such deletion or redelivery would reduce the Lending Value of the Institution’s Listed Collateral below the Required Collateral Amount, or at any time that the Bank reasonably and in good faith deems itself insecure, the Bank may refuse such request.

3.5	Reports, Audits and Access.
a.
The Institution shall provide the Bank with written periodic reports containing such information on the Collateral as the Bank shall require from time to time, including listings of mortgages and securities, unpaid principal balances thereof and certifications concerning the status of payments of mortgages and of taxes and insurance on property securing mortgages. The Institution shall give the Bank access at all reasonable times to Collateral in the possession of the Institution and to the books and records of account of the Institution relating to the Collateral for the purpose of permitting the Bank to examine, verify or reconcile the Collateral and the reports of the Institution to the Bank thereon.

b.
All Collateral and the satisfaction by the Institution of the Required Collateral Amount shall be subject to periodic audit and verification by or on behalf of the Bank. Such audits and verifications may occur without notice during the Institution’s normal business hours or upon reasonable notice at such other time as the Bank may reasonably request. The Institution shall provide access to, and shall make adequate working facilities to, the representatives or agents of the Bank for purposes of such audits and verifications. The Institution agrees to pay to the Bank such reasonable fees and charges as may be assessed by the Bank to cover overhead and other costs relating to such audits and verifications.
c.
The Institution shall furnish to the Bank, if the Bank requests, an audit report prepared by an external independent auditor of the Institution in such form as the Bank may require certifying the accuracy of any or all information required to be given to the Bank by the Institution with respect to Collateral.

	d.	The Institution shall also furnish to the Bank, on an annual basis, copies of any available audited financial statements, management letters and directors’ exams in regard to the Institution.
	e.	If the Lending Value of the Eligible Collateral owned by the Institution shall at any time fall below the Required Collateral Amount, the Institution shall immediately notify the Bank.
3.6
Bank’s Responsibility as to Collateral. In the event that the Bank shall take possession of any Collateral hereunder, the Bank’s duty as to such Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in its possession. This duty shall not require the Bank to take any steps necessary to preserve rights against prior parties or the duty to send notices, perform services or take any action in connection with the management of the Collateral. The Institution shall make and maintain copies, microfilm or other recordings of all Collateral delivered to the Bank.

3.7
Application of Payments. The Bank may, in Its sole discretion, apply any payments by or recovery from the Institution, which are received by the Bank without any designation form the Institution (at the time of such payment or recovery) as to the intended application thereof, at such time and in such manner and order of priority as the Bank shall deem fit.

DEFAULT; REMEDIES; POWER OF ATTORNEY
4.1
Events of Default; Acceleration. Upon the occurrence of and during the continuation of any of the following events or conditions of default (Even of Default), the Bank may at its option and notwithstanding any other provision hereof, by a notice to the Institution, declare all Indebtedness, including but not limited to any accrued interest and any prepayment charges that are provided for upon payment of an Advance before the date(s) scheduled for repayment, to be immediately due and payable, without presentment, demand protest or any further notice.

a.
Failure of the Institution to keep sufficient available balances on deposit with the Bank to pay any interest, principal or other amount then due and owing to the Bank one (1) Business Day after the Bank gives notice to the Institution that its available balances on deposit with the Bank are insufficient to pay amounts then due and owing; or

b.
Continued failure of the Institution to perform any promise or obligation or to satisfy any condition or liability contained herein for five (5) Business Days after the Bank gives notice to the Institution of such failure, or

c.
Continued failure of the Institution to provide adequate Eligible Collateral as required by the Bank for three (3) Business Days after the Bank gives notice to the Institution of such failure unless the Institution shall reduce its Required Collateral Amount during such three (3) Business Day period such that the Institution has sufficient Eligible Collateral; or

d.
Any suspension of payment by the Institution to any creditor of sums due or the occurrence of any event that results (or which with the giving of notice or passage of time or both will result) in acceleration of the maturity of any indebtedness of the Institution to others under any security agreement, indenture, loan agreement or other undertaking, provided that such indebtedness is a material amount with respect to the Institution and is not subject to a good faith dispute; or

e.
Appointment of a trustee, conservator, receiver, liquidator, custodian or similar official for the Institution, or for substantially all of the Institution’s property, or the notice of a judgment, decree or administrative decision adjudicating the Institution insolvent or bankrupt; or

	f.	Sale by the Institution of all or substantially all of the Institution’s assets or the taking of any action by the Institution to liquidate or dissolve; or
	g.	Termination of the Institution’s membership in the Bank or the Institution’s ceasing to be a type of financial institution that is eligible under the Act to become a member of the Bank; or
	h.	Merger, consolidation or other combination of the Institution with an entity that is not a member of the Bank if the nonmember entity is the surviving entity in such transaction.
4.2
Remedies. Upon the occurrence of any Event of Default, the Bank shall have all of the rights and remedies provided by applicable law, which shall include, but not be limited to, all of the remedies of a secured party under the Uniform Commercial Code as in effect in the State of Kansas. The Bank may take immediate possession of any of the Collateral or any part thereof wherever the same may be found. The Bank may sell, assign and deliver the Collateral or any part thereof to public or private sale for such price as the Bank deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or part of the Collateral at such sale. If the Collateral includes instruments or securities that will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of the Bank, the Bank may realize upon such Collateral without notice to the Institution. If any notification of intended disposition of any of the Collateral is required by applicable law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least ten (10) Business Days before any such disposition to the address of the Institution appearing on the records of the Bank. Upon the occurrence of any Event of Default, the Bank may, in its sole discretion, apply any payment by or recovery from the Institution or any sum realized from Collateral, at such time and in such manner and order of priority as the Bank shall deem fit, irrespective of any manifestation of any contrary intention or desire on the part o the Institution or the provisions of any other agreement between the Bank and the Institution. The Institution agrees that the Bank may exercise its right of setoff upon the occurrence of an Event of Default in the same manner as it the Advances and Commitments were unsecured. Notwithstanding any other provision hereof, upon the occurrence of any Event of Default at any time when all or part of the obligations of the Institution to the Bank hereunder shall be the subject of any guarantee by a third party for the Bank’s benefit and there shall be other outstanding obligations of the Institution to the Bank that are not so guaranteed but that are secured by the Collateral, then any sums realized by the Bank from the Collateral, or from any other Collateral pledged or furnished to the Bank by the

Institution under any other agreement, shall be applied first to the satisfaction of such other non-guaranteed obligations and then to the Institution’s guaranteed obligations hereunder. The Institution agrees to pay all the costs and expenses of the Bank in the collection of the Indebtedness and enforcement and preservation of the Bank’s rights and remedies in case of default, including without limitation, reasonable attorneys’ fees. The Bank in its discretion may apply any surplus after payment of Indebtedness, provision for repayment to the Bank of any amounts to be paid under outstanding Commitments and all costs of collection and enforcement, to third parties claiming a secondary security interest in the Collateral, with any remaining surplus paid to the Institution. The Institution shall be liable to the Bank for any deficiency remaining.

4.3
Power of Attorney. After the occurrence of a default, the Bank may in its discretion, in its own name or in the name of its nominee or of the Institution, do any or all things and take any and all actions that are pertinent to the protection of the Bank’s interest hereunder and, if such actions are subject o the laws of a state, are lawful under the laws of the State of Kansas, including the following:

	a.	Terminate any consent given hereunder;
	b.	Notify obligors on any Collateral to make payments thereon directly to the Bank;
	c.	Endorse any Collateral that is in the Institution’s name or that has been endorsed by others to the Institution’s name;
	d.	Enter into any extension, compromise, settlement or other agreement relating to or affecting any Collateral;
e.
Take any action the Institution is required to take or that is otherwise necessary to: (1) sign and record a financing statement or otherwise perfect a security interest in any or all of the Collateral; or (2) to obtain, preserve, protect, enforce or collect the Collateral;

	f.	Take control of any funds or other proceeds generated by or arising from the Collateral and use the same to reduce Indebtedness as it becomes due; and
	g.	Cause the Collateral to be transferred to the Bank’s name or the name of its nominee.

The Institution hereby appoints the Bank as its true and lawful attorney, for an on behalf of the Institution and in its name, place and stead, to prepare, execute and record endorsements and assignments to the Bank of all or any item of Collateral (including the identification and listing, by exhibit prepared by the Bank or otherwise, or mortgage loans constituting such Collateral), giving or granting to the Bank, as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as the Institution could or might do. The Institution hereby ratifies and confirms all that the Bank shall lawfully do or cause to be done by virtue of this special power of attorney. This special power of attorney is granted for a period commencing on the date of Institution’s default and continuing until the discharge of all Indebtedness and all obligations of the Institution hereunder, is coupled with an interest and is irrevocable for the period granted. As the Institution’s true and lawful attorney-in-fact , the Bank shall have no responsibility to take any steps necessary to preserve rights against prior parties or the duty to send notices, perform services or take any action in connection with the management of the Collateral.

4.4	Payment of Prepayment Charges. Any prepayment fees or charges for which provision is made, whether under a Confirmation or otherwise, with respect to any Advance shall be payable at the time of any voluntary or involuntary payment of the principal of such Advance prior to the originally scheduled maturity thereof. This shall include, without limitation, payments that are made in connection with the liquidation of the Institution or that become due as a result of an acceleration by the Bank pursuant to Section 4.1, whether such payment is made by the Institution, by a trustee, conservator, receiver, liquidator, custodian or similar official , of or for the Institution, or by any successor to or any assignee of the Institution. The Institution acknowledges and agrees that the damages incurred by the Bank due to a prepayment of an Advance will be difficult to ascertain at the time of such prepayment an, in lieu thereof, the Institution and the Bank agree that the formula for calculation of the prepayment fee set forth in the Confirmation or in the Credit Policy at the time the Advance is issued constitutes a fair, reasonable and good faith estimate of the damages suffered by the Bank because of such prepayment and is therefore payable as a prepayment fee or charge.

4.5
Default Rate. Any payment of principal or interest or any other sum due hereunder if not made when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, to the maximum extent permitted by applicable law, at a rate per annum for each day during the period commencing on the due date thereof until such amount shall be paid in full equal to three (3) percentage points above the rate in effect and being charged by the Bank from time to time under the Line of Credit program then being offered by the Bank.

4.6
Sale of Collateral. In view of the possibility that federal and state securities and other laws may impose certain restrictions on the method by which sale of the Collateral may be effected, the Bank and the Institution agree that any sale of the Collateral as a result of an Event of Default shall be deemed “commercially reasonable” irrespective of whether the notice or manner of such sale contains provisions or imposes, or is subject to, conditions or restrictions deemed appropriate to comply with the Securities Act of 1933 or any other applicable federal or state securities or other law. It is further agreed that from time to time the Bank may attempt to sell the Collateral by means of private placement. In doing so, the Bank may restrict the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution or otherwise impose restrictions deemed appropriate by the Bank for the purpose of complying with the requirements of applicable securities laws. The Bank may solicit offers to buy such Collateral, for cash or otherwise, from a limited number of investors deemed by the Bank to be responsible parties who might be interested in purchasing such Collateral. If the Bank solicits offers from at least three (3) such investors, then the acceptance by the Bank of the highest offer obtained therefrom (whether or not three (3) offers are obtained) shall be deemed to be a commercially reasonable method of disposing of the Collateral.

MISCELLANEOUS
5.1
General Representations and Warranties. The Institution hereby represents and warrants that to the best of its knowledge as of the date hereof and as of each date on which there shall be an outstanding Advance or Commitment:

a.
The Institution is not now, and neither the execution of nor the performance of any of the transactions or obligations of the Institution under this Agreement shall, with the passage of time, the giving of notice or otherwise, cause the

Institution to be: (1) in violation of its charter or articles of incorporation, bylaws, the Act or the Regulations, any other law or administrative regulation, any court decree or any order of a regulatory authority; or (2) in default under or in breach of any indenture, contract or other instrument or agreement to which the Institution is a party or by which the Institution or any of its property may be bound; so as to materially affect the Institution’s ability to perform its obligations under this Agreement.

b.
The Institution has full corporate power and authority and has received all corporate and governmental authorizations and approvals as may be required to enter into and perform its obligations under this Agreement and to borrow each Advance.

c.
The information given by the Institution in any document provided, or in any oral statement made, in connection with an application or request for an Advance or a Commitment, a pledge, specification or delivery of Collateral, is true, accurate and complete in all material respects.

5.2
FIRREA Covenant. If the Institution is an Insured depository institution, it further represents and warrants to, and covenants and agrees with, the Bank that the necessary action to authorize the delivery of this Agreement and the performance of its obligations hereunder includes all authorizations required for insured depository institutions under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the Institution will at all times during the term of this Agreement continuously include and maintain this Agreement, including all exhibits, attachments, supplements, Confirmations incorporated herein and evidence of all necessary approvals, as part of its official written books and records. In addition to any other remedies which the Bank may have under this Agreement or otherwise, if the Institution breaches or defaults on any of its obligations set forth in this paragraph, the Bank shall be entitled to apply to any court of competent jurisdiction for an order requiring specific performance by the Institution of such obligations, and the Institution shall not contest any such application and shall comply with any such order.

5.3
Good Faith: Liability of Bank. The Institution and the Bank shall have an obligation of good faith in the performance and enforcement of every duty or right imposed or granted by this Agreement, and any other actions or inactions taken or not taken with respect to this Agreement. "Good Faith" shall mean honesty in fact (i.e., a subjective standard rather than an objective standard). The Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Institution, except those costs, expenses, damages, liabilities or claims arising out of the gross negligence or willful misconduct of the Bank or any of its employees or duly appointed agents. In no event shall the Bank be liable to the Institution or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

5.4
Assignment of Indebtedness. The Institution hereby gives the Bank the full right, power and authority to pledge or assign to any party all or part of the Indebtedness together with a proportionate amount of the Collateral, as security for Consolidated Federal Home Loan Bank Obligations issued pursuant to the provisions of the Act or for any other purpose authorized by the Act, the Regulations or the Federal Housing Finance

Board. In the case of my such pledge or assignment, the Bank shall have no further responsibility with respect to Collateral transferred to the pledgee or assignee, and all references herein to "the Bank" shall be read to refer instead to the pledgee or assignee with respect to such Collateral. The Institution may not voluntarily or involuntarily or by operation of law or otherwise assign or transfer any of its rights or obligations hereunder or with respect to any Advances or Commitments without the express prior written consent of the Bank.

5.5
Discretion to Deny Advances. Nothing contained herein or in any documents describing or setting forth the Bank’s Credit Policy or other policies shall be construed as an agreement or commitment on the part of the Bank to grant Advances hereunder, or to enter into any other transaction, the right and power of the Bank in its discretion to either grant (with or without conditions) or deny any Advance or other transaction requested hereunder being expressly reserved.

5.6
Access to Bank Records. The Bank shall grant to all governmental regulatory agencies having jurisdiction over the Institution, to the Institution’s independent public accountants (to be named by written notice delivered to the Bank) and to the Institution's internal auditors the right at any reasonable time to examine and audit the Institution's records in the Bank’s possession, the right to request directly from the Bank any reports, summaries or information of the Bank relating to the Institution and the right to observe the processing of reports or examine the Institution's documents at the Bank; provided, however, the Bank's obligations hereunder shall not apply to the extent that the records, reports, summaries, information or documents sought or requested are contained in or derived from data not provided by the Bank to the Institution or the Institution to the Bank pursuant to this Agreement.

5.7
Amendment; Waivers. No modification, amendment or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless executed by the party against whom such change is asserted and shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Institution in any case shall entitle the Institution to any other or further notice or demand in the same, or similar or other circumstance. Any forbearance, failure or delay by the Bank in exercising any right, power or remedy hereunder shall not be deeded to be a waiver thereof, and any single or partial exercise by the Bank of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Bank shall continue in full force and effect until specifically waived by the Bank in writing.

5.8
Jurisdiction; Legal Fees. In any action or proceeding brought by the Bank or the Institution in order to enforce any right or remedy under this Agreement; the parties hereby consent to, and agree that they will submit to, the jurisdiction of the United States District Court for the District of Kansas, or if such action or proceeding may not be brought in federal court, the jurisdiction of the District Court of the County of Shawnee, State of Kansas, to the exclusion of all other courts. The Institution agrees that if any action or proceeding is brought by the Institution seeking to obtain any legal or equitable relief against the Bank under or arising out of this Agreement or any transaction contemplated hereby, end such relief is not granted by the final decision after any and all appeals of a court of competent jurisdiction, the Institution will pay all attorneys’ fees and other costs incurred by the Bank in connection therewith. The Institution agrees to reimburse the Bank for all costs and expenses (including reasonable fees and out-of-pocket expenses of counsel for the Bank) incurred by the Bank in connection with the enforcement or preservation of the Bank’s rights under this Agreement including, but not limited to, its rights in respect of any Collateral and the audit or possession thereof.

5.9
Applicable Law: Severability. This Agreement and all Advances granted under this Agreement shall be governed by the statutory and common law of the United States and, to the extent federal law incorporates or defers to state law, the laws (exclusive of choice of law provisions) of the State of Kansas. In the event that any pardon of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement that can be given effect without the conflicting provision, and to this end the provisions of the Agreement are declared to be severable.

5.10	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assignees of the Institution and the Bank.
5.11
Notices. Any notice, advice, request, consent or direction given, made or withdrawn pursuant to this Agreement shall be in writing or by machine-readable electronic transmission, and shall be deemed to have been duly give to and received by a party hereto three (3) Business Days alter it shall ban been mailed to such party at its address herein provided, if delivered by first-class mail, or if delivered by hand or by machine-readable electronic transmission, when actually received by such party at its principal office.

5.12
Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supercedes all prior agreements between such parties, and all oral and written statements by either party, that relate to such subject mater. Notwithstanding the above, Advances made by the Bank to the Institution prior to the execution of this Agreement shall continue to be governed by the terms of the Confirmation pursuant to which much Advances were made, and otherwise by the term and conditions of this Agreement.

5.13	Counterparts. This Agreement may be executed in one or more counterparts all of which shall constitute but one Agreement.
5.14
OTL Status: Ineligibility for Advances. This and the following section apply if the Institution is a savings institution subject to Section 10(m) of the Home Owners' Lone Act (Act), as interpreted and enforced by the Office of Thrift Supervision (OTS). If the Institution becomes ineligible for Advances pursuant to the Qualified Thrift Lender (QTL) requirements of the OTS:

a.	The Institution will immediately provide the Bank with written notification of its ineligibility for Advances.
b.
The Bank will not make Advances to the Institution unless the OTS makes a written request to the Bank pursuant to 12 C.F.R. § 935.18(a) to make short-term Advances to the Institution or Advances are otherwise allowed by the regulations of the Federal Housing Finance Board; provided, however, that the Bank will in no event be under any obligation to make an Advance to the Institution.

c.	The Bank will not honor any Commitments then outstanding to the Institution.
5.15	OTL Status; Repayment of Advances. If the Institution does not regain its QTL status and is required to repay its Advances prior to maturity:
	a.	Immediately upon the Institution receiving notice from the OTS or otherwise becoming aware that the Institution has not regained its QTL status and must repay its Advances immediately, the Institution will provide the Bank with written notification of such fact.
b.
The Institution will negotiate in good faith with the Bank to develop a schedule for the prompt and prudent repayment of any outstanding Advances consistent with the Institution's and the Bank's safe and sound operations.

IN WITNESS WHEREOF, the Bank and the Institution have caused this Agreement to be signed in their names by their duly authorized officers.

INSTITUTION		FEDERAL HOME LOAN BANK OF TOPEKA
2 Townsite Plaza, P.O. Box 176
Topeka, KS 66601-0176

By:	/s/ Steve Rector	By:	/s/ Steven D. Reichle
	Authorized Signature		Authorized Signature

Steve Rector, Sr. V.P. / Cashier		Steven D. Reichle, SVP
	Name and Title		Name and Title

Date:	May 4, 2000		Date: May 11, 2000

State of Kansas	)
) ss:
County of Johnson	)

On this _____ day of ________, 200__, before me came __________________ (name) personally known to me, who being by me duly sworn, did depose and state that he/she is the ______________________ (title) of the Institution described in and which executed the above instrument; that he/she signed his/her name thereto by order of the board of directors or other governing body of said Institution and that he/she acknowledged the execution of said instrument so be the voluntary act and deed of said Institution.

(Notary Seal)	_______________________________________________
Notary Public Signature
My appointment expires: ___________________________